UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois, 60603

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2014, the Board of Directors (the “Board”) of Northern Trust Corporation (the “Corporation”) made several clarifying and updating changes to the Corporation’s By-laws (the “By-laws”), effective November 18, 2014. The following is a summary of the changes:

•	The amendments clarified the language contained in Section 1.7 of the By-laws regarding the majority vote requirement for director elections. The amendments clarified the requirement that each director shall be elected by the vote of the majority of the votes cast with respect to such director’s election and that a majority of the votes cast means that the number of shares voted “for” the nominee’s election exceeds the number shares voted “against” the nominee’s election. The amendments also clarified that if the number of nominees exceeds the number of directors to be elected at any meeting, directors shall be elected by a plurality of the votes cast.

•	Section 1.13 and Section 2.12 of the By-laws were amended to add an outside date of 150 days prior to the meeting anniversary date for the receipt of stockholder’s notices in connection with annual meetings of stockholders. Such amendment applies to the notice required for business to be brought at an annual meeting of stockholders and the notice required for the purpose of nominating a director to be elected at an annual meeting of stockholders.

•	Article 1 of the By-laws was amended to add new Section 1.14, which provides, among other things, that the Board may adopt rules and regulations for the conduct of a meeting of stockholders and that, except to the extent inconsistent with any such rules and regulations adopted by the Board, the presiding officer of any meeting may convene and adjourn the meeting, prescribe additional rules, regulations and procedures, and take such actions as are appropriate for the proper conduct of the meeting.

•	Section 2.12 of the By-laws was amended to clarify that director nomination requirements also apply for any special meeting of stockholders called for the purpose of electing directors. The amendments also provide that in order to be timely, a stockholder’s notice for the purpose of nominating a director to be elected at a special meeting of stockholders must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

•	Articles IV through Article VI of the By-laws were amended to clarify that the Audit Committee, Corporate Governance Committee and Compensation and Benefits Committee shall comply with certain applicable laws. Article VII of the By-laws was amended to clarify that the membership of the Business Risk Committee will meet the requirements of applicable regulatory authorities as set forth in such committee’s charter.

•	In addition to the changes described above, other minor technical and wording changes were made throughout for consistency and clarity.

The preceding description is qualified in its entirety by reference to the By-laws, as amended, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	By-laws of Northern Trust Corporation, as amended through November 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Dated: November 24, 2014	By:	/s/ Stephanie S. Greisch
Name: Stephanie S. Greisch
Title: Corporate Secretary

EXHIBIT INDEX

Number	Description

3.1	By-laws of Northern Trust Corporation, as amended through November 18, 2014